Exhibit 10.17(d)
                          TEMECULA VALLEY BANCORP INC.
                            2004 STOCK INCENTIVE PLAN

                        INCENTIVE STOCK OPTION AGREEMENT


                  This Option Agreement ("Option Agreement") is made and entered into by and between Temecula Valley Bancorp Inc. ("Company") and ______________ ("Optionee"), as of the ____th day of ______, 20_____ ("Date of Grant").

                                    RECITALS

         A. The Plan is intended to act as an incentive to retain officers and other employees of the Company and its Affiliates and to enhance the ability of the Company and its Affiliates to attract such people whose services are considered unusually valuable by providing an opportunity to have a proprietary interest in the success of the Company.

         B. The Administrator under the Plan has approved the granting of options to the Optionee pursuant to the Plan to provide an incentive to the Optionee to focus on the long-term growth of the Company.

                  In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

                  1. Grant of Option. The Company hereby grants to the Optionee the right and option ("Option") to purchase an aggregate of _______ Shares (such number being subject to adjustment as provided in paragraph 10 hereof and
Section 8 of the Plan) of the Common Stock of the Company on the terms and conditions herein set forth. This Option may be exercised in whole or in part and from time to time as hereinafter provided. The Option granted under this Option Agreement is intended to be an "incentive stock option" as set forth in
Section 422 of the Internal Revenue Code of 1986, as amended.

                  2. Vesting of Option. The Option shall vest and become exercisable in accordance with the following schedule:


         (Generally 1/3 of the amount of the Grant with the first 1/3 after 12 months, the next 1/3 at 24 months and the last 1/3 at 36 months)

Notwithstanding any contrary provisions in this Option Agreement, in the event the Option vesting accelerates pursuant to a separate agreement with the Company or any subsidiary of the Company, then, to the extent and subject to the conditions provided in any such agreement, the Option vesting shall accelerate pursuant to the provisions of such other agreement(s).

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                  3. Purchase Price. The price at which the Optionee shall be entitled to purchase the Shares covered by the Option shall be $_______ per share, which price is 100% of the Fair Market Value of the Shares on the Date of Grant.

                  4. Term of Option. The Option granted under this Option Agreement shall expire, unless otherwise exercised, ten (10) years from the Date of Grant, through and including the normal close of business of the Company on _______, 20_____ ("Expiration Date"), subject to earlier termination as provided in paragraph 8 hereof.

                  5. Exercise of Option. The Option may be exercised by the Optionee as to all or any part of the Shares then vested by delivery to the Company of written notice of exercise and payment of the purchase price as provided in paragraphs 6 and 7 hereof.

                  6. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company. The notice shall state the Optionee's election to exercise the Option, the number of Shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 hereof), the exact name or names in which the Shares will be registered and the Social Security number of the Optionee. Such notice shall be signed by the Optionee and shall be accompanied by payment of the purchase price of such Shares. In the event the Option shall be exercised by a person or persons other than Optionee, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All Shares delivered by the Company upon exercise of the Option shall be fully paid and nonassessable upon delivery.

                  7. Method of Payment for Options. Payment for Shares purchased upon the exercise of the Option shall be made by the Optionee in cash or such other method permitted by the Administrator and communicated to the Optionee in writing prior to the date the Optionee exercises all or any portion of the Option.

                  8. Term of Options Upon Resignation or Termination.

                                (i) Termination of Service. Upon
termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate.

                                (ii) Disability of Optionee. In the
event of termination of the Optionee's Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of the Option, as set forth in
Section 4 hereof). If, after Termination of Service due to Disability, the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.


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                                (iii) Death of Optionee. In the
event that the Optionee should die while in Service, the Optionee's Option may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in Section 4 hereof. If, after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

                                (iv) Cause. In the event of
termination of Optionee's Service due to Cause, the Optionee's Options shall terminate on the Termination Date. Cause, as defined in the Plan, means the definition given under the Optionee's employment agreement with the Company or Affiliate, or a policy of the Company or an Affiliate. If the Optionee does not have an employment agreement or the employment agreement does not define this term, or if the Company or an Affiliate does not have a policy that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Optionee's Service with the Company or an Affiliate, as determined by the Administrator.

                  9. Transferability. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which Options are to be passed to beneficiaries upon the death of the trustor (settler) or by gift to Immediate Family. Notwithstanding the immediately preceding sentence, Incentive Stock Option transfers may be limited by the Administrator in order to comply with the Code and shall be further limited, if necessary, so that neither the transfer of an Option other than an Incentive Stock Option to such Immediate Family, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

                  10. Adjustments in Number of Shares and Option Price. In the event of a stock dividend or in the event the Shares shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such remaining Share then subject to this Option the number and class of shares of stock into which each outstanding Share shall be so exchanged, all without any change in the aggregate purchase price for the Shares then subject to the Option, all as set forth in Section 8 of the Plan.

                  11. Delivery of Shares. No Shares shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of Shares thereunder, has been received by the Company; and (iv) if required by the Administrator, the Optionee has delivered to the Administrator an Investment Letter in form and content satisfactory to the Company as provided in paragraph 12 hereof.

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                  12. Securities Act. The Company shall not be required to
deliver any Shares pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Administrator may require that the Optionee, prior to the issuance of any such Shares pursuant to exercise of the Option, sign and deliver to the Company a written statement ("Investment Letter") stating (i) that the Optionee is purchasing the Shares for investment and not with a view to the sale or distribution thereof; (ii) that the Optionee will not sell any Shares received upon exercise of the Option or any other shares of the Company that the Optionee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of the Company; and (iii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act of 1933 or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Administrator in its sole discretion.

                  13. Federal and State Taxes. Upon exercise of the Option, or any part thereof, the Optionee may incur certain liabilities for federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Company of the amount of taxes required to be withheld, if any, with respect to the Shares to be issued pursuant to the exercise of the Option, the Optionee shall pay all Federal state and local tax withholding requirements to the Company.

                  14. Definitions; Copy of Plan. To the extent not specifically provided herein, all capitalized terms used in this Option Agreement shall have the same meanings ascribed to them in the Plan. By the execution of this Option Agreement, the Optionee acknowledges receipt of a copy of the Plan.

                  15. Administration. This Option Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Administrator in accordance with the terms of and as provided in the Plan. The Administrator shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Administrator with respect thereto and to this Option Agreement shall be final and binding upon the Optionee and the Company. In the event of any conflict between the terms and conditions of this Option Agreement and the Plan, the provisions of the Plan shall control.

                  16. Continuation of Directorship. This Option Agreement shall not be construed to confer upon the Optionee any right to continue as an officer or employee of the Company or any Affiliate.

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                  17. Obligation to Exercise. The Optionee shall have no
obligation to exercise any Option granted by this Option Agreement.

                  18. Governing Law. This Option Agreement shall be interpreted and administered under the laws of the State of California, applied without regard to conflict of law principals.

                  19. Amendments. This Option Agreement may be amended only by a written agreement executed by the Company and the Optionee. The Company and the Optionee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or the Optionee. In any such event, the Company and the Optionee agree that this Option Agreement may be amended as necessary to secure for the Company and the Optionee any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

                  20. Tax Information and Notice of Disqualifying Disposition. This Option is intended to be eligible for treatment as an Incentive Stock Option under Section 422 of the Code. Whether this Option will receive such tax treatment will depend, in part, on the actions by Optionee after exercise of this Option. For example, if the Optionee disposes of any of the Shares acquired under this Option within two years after the Date of Grant or within one year of the date of exercise of this Option, Optionee may lose the benefits of Code
Section 422. Accordingly, the Company makes no representations by way of the Plan, this Option Agreement, or otherwise, with respect to the actual tax consequences of the grant or exercise of this Option or the subsequent disposition of the Shares acquired under this Option.

                  If the Optionee sells or makes a disposition (within the meaning of Section 422 of the Code) of any of the Shares acquired under this Option prior to the later of (i) one year from the date of exercise of such Option, or (ii) two years from the Date of Grant, the Optionee agrees to give written notice to the Company of such disposition. The notice shall include Optionee's name, the number, exercise price and exercise date of the Shares disposed of, and the date of disposition.

         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its officer thereunto duly authorized and the Optionee has hereunto set his or her hand as of the date first written above.


TEMECULA VALLEY BANCORP INC.



By:      _______________________________    ____________________________________
         (Authorized Officer or Director             Optionee Name
         of Company)

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